                                                                    EXHIBIT 99.1

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.
                     (A SUBSIDIARY OF ELAN CORPORATION, PLC)

                    Statement of Revenues and Direct Expenses
            for the period from January 1, 2001 through June 29, 2001

                   (With Independent Auditors' Report Thereon)

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.
                     (A SUBSIDIARY OF ELAN CORPORATION, PLC)

                    Statement of Revenues and Direct Expenses
            for the period from January 1, 2001 through June 29, 2001

                                Table of Contents

                                                                          PAGE
Independent Auditors' Report

Statement of Revenues and Direct Expenses                                   1

Notes to Statement of Revenues and Direct Expenses                          2

Unaudited Supplemental Cash Flow from Revenues and Direct Expenses          5

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Elan Corporation, plc

We have audited the accompanying statement of revenues and direct expenses for the Midrin(R) Product Line of Elan Pharmaceuticals, Inc (a subsidiary of Elan Corporation, plc) for the period from January 1, 2001 through June 29, 2001. This statement is the responsibility of Elan Corporation, plc's directors and management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and direct expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and direct expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the current report on Form 8-K/A of Women First HealthCare, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the results of operations.

In our opinion, the financial statement referred to above present fairly, in all material respects, the statement of revenues and direct expenses of the Midrin(R) Product Line for the period from January 1, 2001 through June 29, 2001 in conformity with accounting principles generally accepted in the United States of America.

Chartered Accountants
Dublin, Ireland

February 10, 2004

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.
                     (A SUBSIDIARY OF ELAN CORPORATION, PLC)

                    Statement of Revenues and Direct Expenses
            for the period from January 1, 2001 through June 29, 2001

                                    (In US$)

Revenues, net (note 4)                                                        $ 2,949,265
                                                                              -----------
Direct expenses

   Cost of goods sold                                                             984,630

   Sales and marketing (note 2)                                                    10,575

   Amortization expense                                                           306,067
                                                                              -----------
Total direct expenses                                                           1,301,272
                                                                              -----------

Excess of revenues over direct expenses                                       $ 1,647,993
                                                                              ===========

See accompanying notes to statement of revenues and direct expenses.

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.

               Notes to Statement of Revenues and Direct Expenses
            for the period from January 1, 2001 through June 29, 2001

(1)    DESCRIPTION OF BUSINESS

       Midrin(R) ("the Product") was marketed by Elan Pharmaceuticals, Inc., a subsidiary of Elan Corporation, plc ("the Company"). Midrin(R) is a prescription oral headache management product indicated for relief of symptoms of tension-type, migraine variant headaches. This Product is sold primarily to drug wholesalers in the United States of America (U.S.).

       Effective June 29, 2001, the Company sold the exclusive U.S. product rights of Midrin(R) and related inventory to Women First HealthCare, Inc., (WFHC). Elan received cash consideration of $15.0 million and retained a royalty right of 10% on net sales of Midrin by WFHC for 10 years from 2002.

       Contemporaneously, Elan provided a loan to WFHC in the form of an $11.0 million convertible promissory note, which bears interest at a rate of 7% per annum. The note matures in June 2008. In addition, Elan purchased 400,000 shares of WFHC common stock for $4.0 million.

(2)    BASIS OF PRESENTATION

       The statement of revenues and direct expenses of the Midrin(R) Product Line has been prepared in accordance with accounting principles generally accepted in the United States of America. This statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The revenues and direct expenses, have been derived from the historical accounting records of the Elan Group. Historically, financial statements have not been prepared for the Product, as the Elan Group did not maintain the Product as a separate business unit. The statement of revenues and direct expenses set forth the revenues, net and direct expenses attributable to the Product and do not purport to reflect all the costs, expenses and resultant operating earnings and cash flows that could have been incurred had the Midrin(R) Product Line been operated as a stand-alone, separate company. Revenues, net include gross sales less product-specific sales returns, cash discounts, government and commercial rebates, and customer chargebacks. Direct expenses, consist principally of cost of sales, sales and marketing expenses and amortization expense. The statement does not include general administrative expenses or general corporate overhead such as corporate management, legal services, administration of insurance, treasury, payroll administration, corporate income tax, administration and benefit management, nor does it include any interest income and expense, as such items are not directly associated with the Midrin(R) Product Line.

       Cost of goods sold are comprised of direct product costs, and include an allocation of distribution costs (such as packaging, shipping and storage). Midrin(R) was typically transported to customers along with other Elan Group products. Accordingly, the allocations of shipping costs included in cost of sales is based on the proportion of revenues generated by the Midrin(R) Product Line. Management believes this basis of allocation is reasonable.

       Transaction systems (e.g. payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions were not designed to track assets and liabilities or receipts and payments on a product-specific basis. Given these constraints, and the fact that only certain assets associated with the Product are to be sold, a statement of income and statements of financial position and cash flows have not been prepared.

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.

                          Notes to Financial Statement
            for the period from January 1, 2001 through June 29, 2001

(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    REVENUE

              Revenue from the sale of product is recognised when title passes, net of applicable discounts and allowances.

       (b)    SALES RETURNS, REBATES, CHARGE-BACKS AND CASH DISCOUNTS

              Sales returns are reflected as a reduction of revenue in the same period that the related sales are recorded based on estimates derived from the Company's historical experience updated for changes in facts and circumstances, as appropriate. Additionally, revenue is also recorded net of provision, made at the time of sale for cash discounts, rebates and charge-backs, as described below. Such provision is recorded as a reduction of revenue. The Elan Group enters into contracts with certain managed care organizations to provide access to the Midrin Product Line. Based on the managed care organizations' market share performance and utilization of the Product, the organization receives rebates from the Elan Group. In addition, the Elan Group is bound by certain laws and regulations to provide product at a discounted rate to Medicaid recipients. Medicaid rebates are paid to each state in the United States based on claims filed by pharmacies that provide the Product to Medicaid recipients at the reduced rate. Charge-backs are amounts paid to reimburse wholesalers for sales to third parties at reduced prices based on contracts the Elan Group negotiates. Cash discounts are provided to customers that pay their invoice within a certain time period.

       (c)    INTANGIBLE ASSET

              An intangible asset was recorded by the Elan Group relating to the Midrin(R) patent and licenses in the amount of $9,182,000. This intangible asset is amortized using the straight-line method over the useful life of the product, principally over a period of 15 years. Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (d)    ACCOUNTING ESTIMATES

              The preparation of the accompanying financial statement requires management to make estimates and assumptions about the amounts that affect the reported revenues and direct expenses during the reporting period. Actual results may differ from those estimates.

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.

                          Notes to Financial Statement
            for the period from January 1, 2001 through June 29, 2001

(4)    REVENUES, NET

Midrin(R):
    Gross product sales                $  5,462,003
    Returns                              (1,507,055)
    Customer chargebacks                   (306,497)
    Discounts and rebates                  (699,186)
                                       ------------

    Total revenues, net                $  2,949,265
                                       ============

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.
                     (A SUBSIDIARY OF ELAN CORPORATION, PLC)

       Unaudited Supplemental Cash Flow from Revenues and Direct Expenses

                                                               PERIOD FROM
                                                         JANUARY 1, 2001 THROUGH
                                                               JUNE 29, 2001
                                                                (UNAUDITED)
                                                                -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Excess of revenues over direct expenses                   $  1,647,993

    Adjustments to reconcile excess of
    revenues over expenses to net cash
    provided by operating activities:

    Amortization                                                   306,067

(a) NET CASH PROVIDED BY OPERATING ACTIVITIES                 $  1,954,060
                                                              ------------
CASH FLOWS USED FOR FINANCING ACTIVITIES:

    Remittances to Elan Corporation, plc                        (1,954,060)

(b) NET CASH USED FOR FINANCING ACTIVITIES                    $ (1,954,060)
                                                              ------------
    NET INCREASE IN CASH AND CASH EQUIVALENTS                 $          -

    CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       -

    CASH AND CASH EQUIVALENTS, END OF PERIOD                  $          -

The accompanying notes are an integral part of the unaudited supplemental cash flow from revenues and direct expenses.

              MIDRIN(R) PRODUCT LINE OF ELAN PHARMACEUTICALS, INC.

   Notes to Unaudited Supplemental Cashflow from Revenues and Direct Expenses

UNAUDITED SUPPLEMENTAL CASH FLOW

The unaudited supplemental cash flow disclosures are based on the statement of revenues and direct expenses.

The statement has been prepared on a basis to represent only revenues and direct expenses, which have been derived from the historical accounting records of the Elan Group. As such, the unaudited supplemental cash flow data is not indicative of the actual cash flows attributable to the Midrin(R) Product Line on a stand-alone basis.

(a)    NET CASH PROVIDED BY OPERATING ACTIVITIES

       Net cash provided by operating activities includes the excess of revenues over direct expenses for the Midrin(R) Product Line and adds back non-cash items for amortization related to the product line intangible asset.

       In addition, the operating cash flow data does not reflect net changes in accounts receivable and accounts payable as the underlying transaction systems used to record and account for cash transactions were not designed to track assets/liabilities and receipts/payments on a product-specific basis.

       Cash flows arising from taxation and interest income are not included in the unaudited supplemental cash flow data as they are not specifically attributable to the Midrin(R) Product Line.

(b)    NET CASH USED FOR FINANCING ACTIVITIES

       There are no specific financing cash flows directly attributable to the Midrin(R) Product Line. The cash flows generated by the Midrin(R) Product Line for the periods reported were available to Elan Corporation, plc. for its general corporate purposes.